EX 99(e)(1)

                               Innogy Holdings plc


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                                  RULES OF THE
                                 Innogy Holdings
                                 SHARESAVE PLAN

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                Adopted by the Board of Directors of the Company
                      on 10 August 2000 and approved by the
                 Company in General Meeting on 29 September 2000
                         Approved by the Inland Revenue
                   on 2 October 2000 under reference SRS 2509



                                 Bacon & Woodrow
                             Actuaries & Consultants
                                  St Olaf House
                           London Bridge City SE1 2PE


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                                      Rules
                                     of the
                         Innogy Holdings Sharesave Plan
                                    CONTENTS

1.   Definitions and construction............................................3

2.   InvitationS TO APPLY FOR OPTIONS.......................................13

3.   Scaling down...........................................................16

4.   Grant of Options.......................................................17

5.   Number of Shares in respect of which Options may be granted............18

6.   Rights of exercise.....................................................19

7.   Takeover, reconstruction and amalgamation and liquidation..............22

8.   Manner of exercise.....................................................27

9.   Issue of Shares........................................................28

10.  Adjustments............................................................28

11.  Administration.........................................................30

12.  Alterations............................................................31

13.  General................................................................32


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                   Rules of the Innogy Holdings Sharesave Plan

1.   Definitions and construction

1.1. Definitions

     In this Plan, the following words and expressions shall, where the context so permits, have the meanings set forth below:

     "Acquiring Company"      a company which obtains  Control of the Company as
                              described in Rule 7.1.1;

     "Acquisition             Price" in relation to an Option,  the total amount
                              payable on any exercise being an amount equal to the relevant Exercise Price multiplied by the number of Shares in respect of which the Option is exercised;

     "the Act"                the Income and Corporation Taxes Act 1988;

     "Admission"              the  admission  of  the  ordinary  shares  in  the
                              Company to the Official List  maintained by the UK
                              Listing Authority becoming effective and admission of such ordinary shares to trading by the London
                              Stock Exchange;


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

     "Associated Company"     the meaning ascribed by Section 416 of the Act;

     "the Auditors"           the  auditors  for the time  being of the  Company
                              acting as experts and not as arbitrators;

     "Bonus" any sum payable by way of terminal bonus under a Savings Contract being the additional payment made by the nominated Savings Authority when repaying contributions under a Savings Contract;

     "Bonus Date"             (i)       in the  case  of a  three  year  Savings
                                        Contract, the earliest date on which the Minimum Bonus is payable; and

                              (ii) in the case of a five year Savings Contract, the earliest date on which the Standard Bonus is payable;


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

     "the Company"            save as provided in Rule 7.3,  Innogy Holdings plc
                              registered in England under number 3987817;

     "Control"                the meaning ascribed by Section 840 of the Act;

     "Continuous Employment"  the  meaning  ascribed by Chapter 1 of Part XIV of the Employment Rights Act 1996;

     "Date of Grant"          the date on which an Option is  granted  under the
                              Plan  pursuant to Rule 4;

     "Dealing Day"            a day on which the London  Stock  Exchange is open
                              for business;

     "the Directors"          the board of directors  of the Company,  or a duly
                              authorised committee thereof;


     "Eligible Employee"  (1) any  person  who  is  an  employee  or  full  time director of a Participating Company and:

                              (a) is chargeable to tax in respect of his office or employment under Case 1 of Schedule E to the Act; and

                              (b)       on the immediately  preceding Qualifying
                                        Date,   had  such


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

                                        minimum period of Continuous  Employment
                                        with  any  one  or  more   Participating
                                        Companies (taken  consecutively)  as the
                                        Directors may determine, being a period not exceeding five years in total ending on the date the relevant Option is granted; and

                          (2) any other  director  (who is also an  employee) or
                              employee of a Participating Company whom the Directors may in their sole discretion approve;

                              provided that any person who is ineligible to participate by virtue of paragraph 8 of Schedule 9 to the Act shall not be treated as an Eligible Employee;

                              and for the purposes of this definition 'full-time director' shall mean a director who is contracted to work for his employing company (and/or any other Participating Company) for at least 25 hours per week (excluding meal breaks);

    "Employees'Share Plan"    an  employees'  share scheme within the meaning of
                              Section 743 of the Companies Act 1985;


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

     "Exercise Price"         the  price  per  Share,   as   determined  by  the
                              Directors, at which an Eligible Employee may acquire Shares in respect of which an Option has been granted to him, being not less than:

                              (1)       80% of the Market Value of a Share; or

                              (2) if greater and Shares are to be subscribed, the nominal value of a Share, subject to any adjustment pursuant to Rule 10.1;

     "Grant Period"           (1)       a  period  of 42 days (or 54 days in the
                                        event that applications are scaled down under Rule 3) commencing on the Dealing
                                        Day following any of:

                                        (a)       the day on  which  the Plan is
                                                  approved   by  the   Board  of
                                                  Inland Revenue; or

                                        (b)       a day  on  which  the  Company
                                                  makes an  announcement  of its
                                                  results  for  any  year,  half
                                                  year or other period or issues
                                                  any    prospectus,


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

                                                  listing particulars  or  other
                                                  document containing equivalent
                                                  information     relating    to
                                                  Shares; or

                                        (c)       a day on which  changes to the
                                                  legislation   or   regulations
                                                  affecting      savings-related
                                                  share option plans approved by
                                                  the Inland  Revenue  under the
                                                  Act are announced, effected or
                                                  made; or

                                        (d)       a day on which an announcement
                                                  is   made   by   the   Savings
                                                  Authority     of     a     new
                                                  savings-related  share  option
                                                  prospectus  or on  which  such
                                                  prospectus takes effect;

                                        (e)       a day on which  the  Directors
                                                  resolve    that    exceptional
                                                  circumstances    have   arisen
                                                  which  justify  the  grant  of
                                                  Options; and

                              (2) for the purpose of the first grant of Options under the Plan only, a period of


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                                        42 days  (or 54 days in the  event  that
                                        applications  are scaled down under Rule
                                        3)   commencing  on  any  day  prior  to
                                        Admission determined by the Directors;

                                        PROVIDED  that  where the grant or offer
                                        of  Options  is  prohibited   under  the
                                        provisions of the Model Code contained in the UK Listing Authority's Listing Rules the relevant periods mentioned above shall commence on the first day on which such restrictions cease to apply;

     "Holding Company"                  in relation to the Acquiring  Company, a
                                        company falling within the definition in
                                        Section 736 of the Companies Act 1985;

     "Invitation Date"                  the date on which  applications  for the
                                        grant of Options are invited  under Rule
                                        2.1 or 2.2;

     "Market Value"                     in relation to a Share:

                              (1) save as mentioned in (2) below, its market value on the Invitation Date, or such later date on or before the Date of Grant as may be agreed with the Inland Revenue, as determined in accordance with Part VIII of the Taxation of Chargeable Gains


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

                                        Act 1992 and agreed in advance with the Shares Valuation Division of the Inland Revenue; or

                              (2) if and so long as the Shares are listed on the London Stock Exchange, either its middle market quotation (as derived from the Daily Official List of the London Stock Exchange) for the Dealing Day immediately preceding the Invitation Date or the average of its middle market quotations (as derived from the Daily
                                        Official   List  of  the  London   Stock
                                        Exchange)  for the  three  Dealing  Days
                                        falling    within   the   Grant   Period
                                        immediately   preceding  the  Invitation
                                        Date as determined by the Directors;


     "Maximum Contribution"   under all Savings Contracts the lesser of:

                              (1)       the   maximum   amount    specified   in
                                        paragraph 24(2)(a) of Schedule 9 to the Act; and


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

                              (2) such maximum contribution as may be determined from time to time by the Directors;

     "Minimum Bonus"          the Bonus payable  following  the  completion of a
                              three year Savings Contract;

     "Minimum Contribution"   the minimum Monthly  Contribution  payable under a
                              Savings Contract or, if greater,(pound)5;

     "Monthly Contributions"  monthly  contributions  agreed  to be  paid  by an
                              Option Holder under his Savings Contract;

     "Option"                 a right to acquire Shares pursuant to the Plan;

     "Option Certificate"     a certificate issued under Rule 4.3;

     "Option Holder"          a person to whom an Option has been  granted  (or,
                              as   the   context    requires,    his    personal
                              representatives);

     "Participating Company"  (1)       the Company; and

                              (2)       any  Subsidiary  which is  designated by
                                        the   Directors   as   a   Participating
                                        Company;


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

     "the Plan"               the Innogy Holdings  Sharesave Plan in its present
                              form,   or  as  from  time  to  time   altered  in
                              accordance with the Rules;

     "Qualifying              Date" such date as the  Directors may from time to
                              time determine (or, in the absence of any such determination, the last day of the Company's accounting period) in the period of one year immediately preceding the relevant Date of Grant;

     "Replacement Share       the Innogy  Holdings  Unapproved  Executive  Share
     Option Plans"            Option  Plan and the  Innogy  Holdings  Unapproved
                              SAYE Plan;

     "Rules"                  the rules of the Plan;

     "Savings Authority" the building society or bank recognised by the Directors from time to time for the purpose of receiving Monthly Contributions under Savings Contracts;

     "Savings Contract" a contract under a certified contractual savings scheme (within the meaning of Section 326 of the Act) approved by the Board of Inland Revenue for the purpose of Schedule 9 to the Act;

     "Share" save as provided in Rule 7.3, a share in the Company which satisfies the


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

                              conditions   specified  in  paragraphs  10  to  14
                              inclusive of Schedule 9 to the Act;

     "Standard Bonus"         the  Bonus  payable  two years  after the  Minimum
                              Bonus is payable;

     "Specified Age"          age  63;

     "Subsidiary"             has the  meaning  ascribed  by Section  736 of the
                              Companies Act 1985.

     "The London Stock
     Exchange"                the London Stock Exchange  plc;

     "The UK Listing Authority" The UK Financial Services Authority in its capacity as competent authority under the Financial Services Act 1986.

1.2.   Construction

       References to any statutory provision are to that provision as amended or re-enacted from time to time, and, unless the context otherwise requires, words in the singular shall include the plural (and vice versa) and words importing the masculine shall include the feminine (and vice versa).

2.     InvitationS TO APPLY FOR OPTIONS

2.1. Prior to Admission the Directors may issue Invitations to Eligible Employees to apply for Options to be granted following Admission conditional on the approval of the Plan by Shareholders and the Board of the Inland Revenue

2.2. Following Admission applications for the grant of Options under the Plan shall


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


       be invited only during a Grant Period and only if the Directors so determine in their absolute discretion. Invitations to apply for Options on any occasion shall be made in accordance with the Rules and on similar terms to all Eligible Employees.

       2.3. Invitations shall be made in writing and shall include details of the following matters which shall be determined by the Directors:

       2.3.1  the   Exercise   Price  (or  the  manner  in  which  it  shall  be
              determined); and

       2.3.2 the latest date during the Grant Period by which applications must be received, being neither earlier than 14 days nor later than 21 days after the Invitation Date; and

       2.3.3  the Maximum Contribution; and

       2.3.4 whether the repayment to be made under any Savings Contract shall be taken as including:

              (a)    the Minimum Bonus or Standard Bonus; or

              (b) whichever of the Minimum Bonus or Standard Bonus the applicant may elect; or

              (c)    no Bonus.

2.4.   Each invitation shall be accompanied by:

       2.4.1  a proposal form for a Savings Contract; and

       2.4.2  an application form.

2.5. An application form shall be in such form as the Directors may from time to time prescribe save that it shall provide for the applicant to state:


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       2.5.1  the Monthly  Contributions  (being a multiple of (pound)1  and not less than the Minimum Contribution) which he wishes to make under the related Savings Contract; and

       2.5.2 that his proposed Monthly Contributions (when taken together with any Monthly Contributions he makes under any other Savings Contract) will not exceed the Maximum Contribution; and

       2.5.3 if the Directors have determined that an applicant may elect for the repayment under the Savings Contract to be taken as including whichever of the Minimum Bonus and Standard Bonus he may elect, his election in that respect.

2.6.   Each  application  shall  provide  the  applicant's   authority  for  the
       contributions under his Savings Contract to be deducted from his salary and remitted to the relevant Savings Authority on his behalf.

2.7. Each application shall provide that, in the event of scaling down in accordance with Rule 3, the Directors are authorised by the applicant either to alter his application by reducing the amount of his Monthly Contribution or to withdraw his application, as the case may be, to the extent of such scaling down.

2.8. Each application shall be deemed to be for an Option over such number of Shares as can be acquired at the Exercise Price with the expected repayment (subject to Rules 2.3.4 and 2.7) under the related Savings Contract at the appropriate Bonus Date.

2.9 Invitations issued under this Rule 2 prior to Admission shall be issued conditional on Admission and the approval of the Plan by the board of the Inland Revenue in the event that there is no Admission or such is not obtained the invitations so issued shall be revoked.


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3.     SCALING DOWN

       To the extent that valid applicateions received in excess of any maximum number of Shares which may be determined by the Directors or the limitations in Rule 5, then the Directors shall scale down applications to the extent necessary either:

3.1. by taking one of the following steps, to the extent that they are applicable:

       (a)    so far as necessary:

              (i) first by reducing the proposed Monthly Contributions in excess of the Minimum Contribution pro rata; and then, so far as necessary:

              (ii)   selecting by lot; or

       (b) by treating each election for a Bonus as an election for no Bonus and then, so far as necessary:

              (i) first by reducing the proposed Monthly Contributions in excess of the Minimum Contribution pro rata; and then, so far as necessary

              (ii)   selecting by lot; or

3.2. by using such other method of scaling down as may be acceptable to the Inland Revenue.


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4.     Grant of Options

4.1.   No Option shall be granted later than

       (a) 30 days (or 42 days in the event that applications are scaled down under Rule 3) after the earliest day by reference to which the Market Value for the purposes of the Exercise Price is determined; and

       (b)    the last day of the applicable Grant Period.

4.2. No Option shall be granted to a person unless at the Date of Grant he is an Eligible Employee.

4.3. The Company shall issue an Option Certificate to each Eligible Employee to whom such an Option has been granted which shall be in such form as the Directors may from time to time determine (subject to the approval of the Inland Revenue) and which shall include details of:

       (a)    the Date of Grant of the Option; and

       (b)    the Exercise Price; and

       (c)    the number of Shares subject to the Option.

4.4. Subject to the rights of an Option Holder's personal representatives to exercise an Option as provided in Rule 6.3, every Option shall be personal to the Eligible Employee to whom it is granted and shall not be capable of being transferred, assigned or charged. Each Option Certificate shall carry a statement to this effect.

4.5.   No payment shall be made in respect of the grant of an Option.


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5.     Number of Shares in respect of which Options may be granted

5.1. If and so long as the Company's shares are admitted by the UK Listing Authority and subject to Rule 5.2, the maximum number of Shares which may be allocated for subscription under the Plan, when added to the number of Shares issued or issuable under options granted or otherwise issued pursuant to any other Employees' Share Plan approved in general meeting by the Company, or any other company when it is under the Company's Control, in the preceding ten years, shall not exceed 10% of the Company's issued ordinary share capital for the time being.

5.2.   For the purpose of the limits contained in Rule 5.1:

       5.2.1  any Shares which

              (a)    are already in issue when placed under option; and

              (b)    are comprised in any option which has lapsed,

              shall be disregarded for the purposes of calculating the number of Shares under option and any Shares which are issued pursuant to the grant of Options shall be taken into account once only on the date they are placed under option; and

       5.2.2  no account shall be taken of Shares:


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              (a)    issued or issuable  pursuant to options  granted  under the
                     Replacement Share Option Plans; or

              (b) subscribed for allocation or placed under option for subscription under any Employees' Share Plan as part of the arrangements for employees immediately after Admission.

5.3. Subject to Rule 5.1 the Directors may determine a maximum number of Shares for the purposes of any invitation issued under Rule 2.1 or 2.2.

6.     Rights of exercise

6.1.   Save as provided

       6.1.1 in Rules 6.3, 6.4, 6.5, 6.6 and Rule 7, an Option may be exercised only during the period commencing with the Bonus Date under the relevant Savings Contract; and

       6.1.2 in Rule 6.3, an Option may not be exercised after the expiry of the period of six months after the relevant Bonus Date; and

       6.1.3 in Rules 6.3, 6.4, 6.6 and 7, an Option may only be exercised by an Option Holder while he is a director or employee of a Participating Company, or if at the Bonus Date he is a director or employee of an Associated Company or any other company of which the Company has Control.

6.2. An Option may not be exercised by an Option Holder at any time when he is prohibited from such exercise by virtue of the provisions of paragraph 8 of Schedule 9 to the Act (material interest in a close company).

6.3. An Option may be exercised by the personal representatives of a deceased Option Holder:


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       6.3.1  during  the  period of one year  following  the date of the Option
              Holder's death if such death occurs before the Bonus Date; or

       6.3.2 during the period of one year following the Bonus Date if the Option Holder's death occurs on or within the period of six months after the Bonus Date.

6.4. An Option may be exercised by an Option Holder within the period of six months following the date on which he ceases to hold any office or employment with a Participating Company on account of:

       6.4.1  injury or disability; or

       6.4.2  redundancy (within the meaning of the Employment Rights Act 1996);
              or

       6.4.3 retirement on reaching the Specified Age or any other age at which he is bound to retire in accordance with the terms of his contract of employment; or

       6.4.4 the transfer of the undertaking or part-undertaking in which the Option Holder is employed to a person other than a Participating Company, an Associated Company or any other company of which the Company has Control; or

       6.4.5 the company by which the Option Holder is employed ceasing to be under the Control of the Company.

6.5. An Option may be exercised by an Option Holder within the period of six months following the date he reaches the Specified Age if he continues after that date to hold the office or employment by virtue of which he is eligible to participate in the Plan.

6.6.   Provided more than three years have elapsed since the Date of Grant of an


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       Option,  such  Option may be  exercised  by an Option  Holder  within the period of six months following the date on which he ceases to hold any office or employment with a Participating Company on account of:

       6.6.1 retirement (other than that referred to in Rule 6.4.3) by agreement with his employer; or

       6.6.2 pregnancy, and for the purposes of the Plan, a woman who leaves employment due to pregnancy or confinement in circumstances where she has a statutory right to return to work shall be deemed to have remained in employment until such time as she is no longer capable of exercising a right to return to work.

6.7.   An Option shall lapse on the occurrence of the earliest of the following:

       6.7.1 subject to Rule 6.7.2 below, the expiry of the period of six months after the Bonus Date; or

       6.7.2 where the Option Holder has died, the expiry of the relevant period during which the Option may be exercised in accordance with Rules 6.3.1 or 6.3.2; or

       6.7.3 subject to Rule 7.3, the expiry of any of the applicable periods specified in Rules 6.4, 6.6, 7.2.1, 7.2.2, 7.2.3 and 7.2.4 but
              where an Option Holder dies while time is running under Rules 6.4 and 6.6, the Option shall not lapse until the expiry of the relevant period in Rules 6.3.1 or 6.3.2; or

       6.7.4 the date on which an Option Holder ceases to be a director or employee of any Participating Company, any Associated Company of the Company or any company of which the Company has Control for any reason other than his death or those specified in Rules 6.4 and 6.6; or


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       6.7.5  the date on which a resolution  is passed,  or an order is made by the Court, for the compulsory winding up of the Company; or

       6.7.6 the date on which the Option Holder becomes bankrupt or does or attempts or omits to do anything as a result of which he is deprived of the legal or beneficial ownership of the Option; or

       6.7.7 the date on which an Option Holder voluntarily obtains repayment under the Savings Contract relating to the Option before the relevant Bonus Date or he gives, or under the terms of his Savings Contract is deemed to have given, notice to the relevant Savings Authority that he intends to stop paying contributions under such Savings Contract.

6.8. An Option Holder shall not be treated for the purposes of this Rule 6 as ceasing to hold an office or employment with a Participating Company until such time as he is no longer a director or employee of any Participating Company, any Associated Company of the Company or any company of which the Company has Control.

6.9. For the purposes of this Rule 6 an Option Holder shall be deemed to have ceased to hold the office or employment by virtue of which he is eligible to participate in the Plan on any notice being given or received by him that his employment or office is to cease (whether or not such cessation is to take effect immediately).

7.     Takeover, reconstruction and amalgamation and liquidation

       7.1.1  This Rule shall apply in the following circumstances:

              (a)    Change of Control as result of a General Offer


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

              where any person obtains Control of the Company as a result of making either a general offer to acquire the whole of the Company's issued share capital (other than any shares already owned by the offeror, the Holding Company or any Subsidiary of the Holding Company) and which is made on a condition such that if it is satisfied the offeror will have such Control, or a general offer to acquire all the Shares in the Company which are of the same class as the Shares (other than any Shares already owned by the offeror, the Holding Company or any Subsidiary of the Holding Company); or



       (b)    Compromise or Scheme of Arrangement

              where  the  Directors  have  in   contemplation  a  compromise  or
              arrangement to be sanctioned by the Court under Section 425 of the Companies Act 1985 ("scheme"); or

       (c)    Compulsory Purchase of Shares

              where any person becomes bound or entitled to acquire Shares in the Company under Sections 428 to 430 of the Companies Act 1985; or

       (d)    Winding Up

              where notice of a meeting to consider a resolution for the voluntary winding-up of the Company is given,

       and for the purpose of this Rule 7 (except Rule 7.3) a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control.

7.1.2 As soon as reasonably practicable after becoming aware of the occurrence of an event referred to in Rule 7.1.1((a)) or ((c)) the Company shall notify Option

              Holders of such fact in order to enable them to exercise their Options or take such other action as they may decide.

       7.1.3 Where a scheme is contemplated as referred to in Rule 7.1.1((b)), on or before the date on which notice is given to the holders of Shares of a meeting of such holders convened upon the direction of the Court pursuant to the exercise of its power under Section 425 of the Companies Act 1985, the Company shall notify all Option Holders of the terms of the scheme to enable them to exercise their Option(s) or take such other action as they may decide.

       7.1.4 Where notice is given as referred to in Rule 7.1.1((d)), the Company shall give notice thereof to all Option Holders to enable them to exercise their Option(s) or take such other action as they may decide.

7.2.   An Option may be exercised during any of the following periods:

       7.2.1  Right of Exercise Following Change of Control

              in relation to Rule 7.1.1(a), within six months following the date on which Control is so obtained and any condition subject to which the offer is made is satisfied (or until the expiry of the period mentioned in Rule 7.2.3 if earlier); or

       7.2.2  Right of Exercise following Scheme of Arrangement

              in relation to Rule 7.1.1(b) from the date of notification to Option Holders of such event, as referred to in Rule 7.1.3, up to and including the date on which the scheme takes effect provided that any notice of exercise which is delivered to the Company prior to the date upon which the scheme becomes effective shall be conditional on the scheme becoming effective and that date shall be deemed to constitute the date of exercise of the Option(s) and if the scheme does not become effective such notice of exercise shall be deemed not to take effect;

       7.2.3  Right of Exercise during Compulsory Acquisition Period in relation to Rule 7.1.1((c)), where any person as referred to in that Rule is entitled to and gives notice pursuant to Section 429(3) of the Companies Act 1985 (or would be entitled to give such notice but for the fact that there is no dissenting shareholder) from the date of notification (or where relevant the date he is entitled to give notifiicaiton) up to 5 p.m. on the seventh day preceding the last date upon which such notice may be given; or

       7.2.4  Right of Exercise during Winding Up

              in relation to Rule 7.1.1(d) during the period commencing on the date notice is given, as referred to in Rule 7.1.4, until the resolution is duly passed or defeated or the meeting concluded or adjourned sine die, provided that any such exercise shall be conditional upon the said resolution being duly passed and that date shall be deemed to constitute the date of exercise of the Option(s) and if the said resolution is defeated or withdrawn the notice of exercise shall be deemed not to take effect.

7.3.   Rollover Relief

       7.3.1 Notwithstanding anything to the contrary in these Rules, where any person mentioned in Rules 7.1.1((a)), ((b)) and ((c)) is a company (and provided that in relation to Rule 7.1.1((b)) such person has obtained Control of the Company) an Option Holder may, by agreement with the Acquiring Company and within the appropriate period release his Option under the Plan ("the Old Option") in consideration of the grant to him of a new Option ("the New Option") which, within the meaning ascribed by paragraph 15(3) of
              Schedule 9 to the Act, is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company or some other company falling within sub-paragraph (b) or (c) of paragraph 10 of Schedule 9 to the Act). With effect from the date of release references in Rules 7, 8, 9, 10, 11.1 to

              11.3 and 13.2 (and, in relation to expressions used in those Rules, in Rule 1) to "the Company" and "Shares" in the Company shall, in relation to the New Option, be construed as references to the Acquiring Company and Shares in the Acquiring Company or that other company as the case may be.

       7.3.2 For the purpose of Rule 7.3.1 the "appropriate period" has the meaning ascribed to it in paragraph 15(2) of Schedule 9 to the Act.

7.4.   Overriding provision

       If:

       7.4.1 the events referred to in this Rule 7 form part of a scheme or arrangement as a result of which the Company will be under the Control of another company,

       7.4.2 the persons who will own shares in the acquiring company immediately after the scheme or arrangement will be substantially the same as the persons who own shares in the Company immediately before the scheme or arrangement, and

       7.4.3 Option Holders are to be offered replacement options in accordance with Rule 7.3,

       then, notwithstanding the previous provisions of this Rule 7, Option Holders who hold Options which are not otherwise exercisable apart from the provisions of this Rule 7 shall not be entitled to exercise those Options as provided for in this Rule 7.

8.     Manner of exercise

8.1. An Option may only be exercised during the periods specified in Rules 6 and 7 and only with monies not exceeding the amount of repayment
       (including any Bonus or interest) made under the related Savings Contract. For this purpose, repayment under the Savings Contract shall exclude the repayment of any Monthly Contributions the due date for payment of which falls more than one month after the date on which repayment is made.

8.2. An Option may be exercised once only, in whole or in part, by the delivery to the secretary of the Company, or his duly appointed agent, of an Option Certificate covering not less than all the Shares over which the Option is then to be exercised, with the notice of exercise in the prescribed form duly completed and signed by the Option Holder, together with a remittance for the Acquisition Price payable in respect of the Shares over which the Option is to be exercised (to be provided out of the repayment under the related Savings Contract) or authority for the Company to withdraw and apply monies from the related Savings Contract to acquire the Shares over which the Option is to be exercised. Subject to Rules 7.2.2 and 7.2.4 the effective date of exercise shall be the date when the notice of exercise, Option Certificate and payment are received by or on behalf of the Company.

8.3. The relevant Shares shall be allotted or transferred (as the case may be) within 28 days following the delivery of the items described in Rule 8.2 and, accordingly in cases where Shares are to be transferred, the Company shall use its best endeavours to ensure due transfer thereof.

9.     Issue of Shares

9.1. All Shares issued pursuant to the exercise of Options under the Plan shall as to voting, dividend, transfer and other rights (including those arising on a liquidation) rank pari passu in all respects with the Shares then in issue, except that they shall not rank for any dividend or other rights declared by reference to a record date preceding the date of such exercise.

9.2. If and so long as the Shares are listed by the UK Listing Authority the Company shall use its best endeavours to procure that as soon as practicable after the allotment of any Shares pursuant to the Plan application shall be made to the UK Listing Authority for admission of the Shares to the Official List.

10.    Adjustments

10.1. The number of Shares over which an Option is granted (including, for the avoidance of doubt, an Option which has been exercised but in respect of which Shares have not been allotted) and the Exercise Price thereof shall, subject to the prior approval of the Inland Revenue, be adjusted in such manner as the Directors shall determine (and which the Auditors shall confirm in writing to be in their opinion fair and reasonable) following any capitalisation issue, subdivision, consolidation or reduction of share capital and in respect of any discount element in any rights issue or other variation of share capital to the intent that (as nearly as may be possible without involving fractions of a Share or an Exercise Price calculated to more than two places of decimals) the Acquisition Price payable in respect of an Option shall remain unchanged PROVIDED that, save as provided in Rules 10.2 and 10.3, no adjustment made pursuant to this Rule 10.1 shall have the effect of reducing the Exercise Price below the nominal value of a Share.

10.2.  Where:

       10.2.1 an Option subsists over issued Shares only, or

       10.2.2 an Option subsists over both issued and unissued Shares; or

       10.2.3 Options subsist over both issued and unissued Shares,

       subject to Rule 10.3, an adjustment may be made under Rule 10.1 which would have the effect of reducing the Exercise Price to less than the nominal value of a Share provided that the Acquisition Price of such Option(s) remains unchanged and that all Shares subject to an Option or Options are adjusted in the same way.

10.3. Any adjustment made to the Exercise Price of unissued Shares which would have the effect of reducing the Exercise Price to less than the nominal value of a Share shall only be made if and to the extent that the Directors are authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted Exercise Price. The Directors may apply such sum in paying up such amount on such Shares so that on the exercise of any Option in respect of which such a reduction shall have been made, the Directors shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid.

10.4. The Directors may take such steps as they may consider necessary to notify Option Holders of any adjustments made under Rule 10.1 and to call in, cancel, endorse, issue or re-issue any Option Certificate consequent upon such adjustment.

11.    Administration

11.1. Notices or documents required to be given to an Eligible Employee or to an Option Holder shall either be delivered to him by hand or sent to him by first class post pre-paid at his last known home or business address according to the information provided by him. Notices sent by first class post shall be deemed to have been given on the day following the date of posting.

11.2. The Company may distribute to Option Holders copies of any notice or document sent by the Company to its shareholders generally.

11.3. The Company shall at all times either keep available sufficient unissued Shares to satisfy the exercise of all Options which have neither lapsed nor been exercised (taking account of any other obligations of the Company to allot unissued Shares) or ensure that sufficient issued Shares will be available to satisfy the exercise of such Options.

11.4. The Directors may make such regulations for the administration of the Plan as they deem fit, provided that no regulation shall be valid to the extent it is inconsistent with the Rules.

11.5. The decision of the Directors in any dispute relating to an Option, or the due exercise thereof, or any other matter in respect of the Plan, shall be final and conclusive subject to the determination of the Auditors when so required by Rule 10.1.

11.6. The costs of introducing and administering the Plan shall be borne by the Company.

12.    Alterations

12.1. The Directors may, prior to approval of the Plan under the Act by the Inland Revenue, alter the Rules of the Plan as may be necessary in order to obtain such approval.

12.2. Subject to Rule 12.3, after the date on which the Plan is approved by the Inland Revenue under the Act, the Directors may in their discretion alter the Rules, provided that so long as the Plan remains approved by the Inland Revenue no such alteration shall be effective unless it shall have previously been approved by the Inland Revenue.

12.3. Where any alteration made under Rule 12.2 is to the advantage of Option Holders (present or future) it will not be effective unless either:

       12.3.1 it is made with the prior sanction of an ordinary resolution of the Company in general meeting; or

       12.3.2 it is a minor amendment which the Directors consider necessary or desirable in order to benefit the administration of the Plan;

       12.3.3 it is an amendment which the Directors consider necessary or desirable to take account or advantage of a change in the Act or any other legislation or to obtain or maintain favourable tax, exchange control, or regulatory treatment for Eligible Employees, Option Holders or any Participating Company.

12.4. No alteration may be made which would abrogate or adversely affect the subsisting rights of Option Holders unless it is made:

       12.4.1 with the consent in writing of such number of Option Holders as hold Options under the Plan to acquire 75 per cent of the Shares which would be issued or transferred if all Options granted and subsisting under the Plan were exercised; or

       12.4.2 by a resolution at a meeting of Option Holders passed by not less than 75 per cent of the Option Holders who attend and vote either in person or by proxy;

       and for the purposes of this Rule, Option Holders shall be treated as the holders of a separate class of share capital and the provisions of the Articles of Association of the Company relating to class meetings shall apply mutatis mutandis.

12.5. Written notice of any amendment made in accordance with this Rule 12 shall be given to all Option Holders.

13.    General

13.1. The Plan shall terminate on the tenth anniversary of the date on which it is approved by the Company in general meeting or at any earlier time by the passing of a resolution by the Directors. Termination of the Plan shall be without prejudice to the subsisting rights of Option Holders.

13.2. If an Option Holder or Eligible Employee shall cease for any reason whatsoever to be in the employment of a Participating Company, an Associated Company or any company under the Control of the Company, he shall not be entitled, by way of compensation for loss of office or employment or otherwise howsoever, to any sum or any benefit to compensate him for any consequential loss or curtailment of any right or benefit accrued or in prospect under the Plan and any such loss or curtailment shall not form part of any claim for damages for breach of any contract of employment of any Option Holder or Eligible Employee or compensation for unfair dismissal or any other claim whatsoever.

13.3. This Plan and all Options granted under it shall be governed by and construed in accordance with English law.

                                       33